                                                                    Exhibit 99.1

Financial Statements

Buzzsaw.com, Inc. (a development stage company)
Year ended December 31, 2000 and
the periods from inception (August 19, 1999)
to December 31, 1999 and 2000

                                Buzzsaw.com, Inc.
                          (a development stage company)

                              Financial Statements

                        Year ended December 31, 2000 and
                  the periods from inception (August 19, 1999)
                          to December 31, 1999 and 2000



                                    Contents

Report of Independent Auditors ..................................... 1

Audited Financial Statements

Balance Sheets ..................................................... 2
Statements of Operations ........................................... 3
Statement of Redeemable Convertible Preferred Stock
   and Stockholders' Deficit ....................................... 4
Statements of Cash Flows ........................................... 5
Notes to Financial Statements ...................................... 6

                         Report of Independent Auditors

The Board of Directors
Buzzsaw.com, Inc.

We have audited the accompanying balance sheets of Buzzsaw.com, Inc. (a development stage company) as of December 31, 2000 and 1999, and the related statements of operations, redeemable convertible preferred stock and stockholders' deficit, and cash flows for the year ended December 31, 2000 and for the periods from inception (August 19, 1999) to December 31, 1999 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Buzzsaw.com, Inc. (a development stage company) at December 31, 2000 and 1999, and the results of its operations and its cash flows for the year ended December 31, 2000 and for the periods from inception (August 19, 1999) to December 31, 1999 and 2000, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As more fully disclosed in Note 1, the Company has incurred recurring operating losses and has a stockholders' deficit. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                                           /s/ ERNST & YOUNG LLP

February 9, 2001

                                Buzzsaw.com, Inc.
                          (a development stage company)
                                 Balance Sheets

                                                                                                    December 31,
                                                                                                2000             1999
                                                                                          --------------------------------
Assets
Current assets:
   Cash and cash equivalents                                                                $  22,399,915      $13,485,005
   Short-term investments                                                                       5,942,900                -
   Accounts receivable, net of allowance for doubtful accounts of $40,000 at
     December 31, 2000                                                                          2,033,269                -
   Prepaid expenses and other current assets                                                      415,206           78,477
                                                                                          --------------------------------
Total current assets                                                                           30,791,290       13,563,482

Property and equipment, net                                                                    12,472,928          254,062
Software development costs, net                                                                 3,262,597                -
Goodwill and other intangible assets, net                                                       2,657,083                -
Other assets                                                                                      730,169           98,748
                                                                                          --------------------------------
                                                                                            $  49,914,067      $13,916,292
                                                                                          ================================

Liabilities and stockholders' deficit
Current liabilities:
   Accounts payable                                                                         $   2,614,175      $ 1,617,830
   Accrued compensation                                                                           702,247           56,750
   Other accrued expenses                                                                       2,245,186          880,580
   Capital lease obligation - short-term                                                        2,113,980                -
   Deferred revenue                                                                             1,465,691                -
                                                                                          --------------------------------
Total current liabilities                                                                       9,141,279        2,555,160

Capital lease obligation - long term                                                            2,267,729                -

Commitments

Redeemable convertible preferred stock, $0.01 par value, issuable in series;
   19,604,286 shares authorized, 19,094,287 shares issued and outstanding at
   December 31, 2000 (10,500,000 shares at December 31, 1999); aggregate
   liquidation preference of $96,700,012                                                       98,560,179       17,702,642

Stockholders' deficit:
   Common stock, no par value; 100,000,000 shares authorized; 10,652,759 shares issued
     and outstanding in 2000 (9,385,000 shares in 1999)                                           108,152           93,850
   Additional paid-in capital                                                                     947,374           58,301
   Stockholder notes receivable                                                                  (161,500)               -
   Deficit accumulated during the development stage                                           (60,949,146)      (6,493,661)
                                                                                          --------------------------------
Total stockholders' deficit                                                                   (60,055,120)      (6,341,510)
                                                                                          --------------------------------
Total liabilities and stockholders' deficit                                                 $  49,914,067      $13,916,292
                                                                                          ================================

See accompanying notes.

                                Buzzsaw.com, Inc.
                          (a development stage company)
                            Statements of Operations


                                                                                    Periods from inception
                                                                                      (August 19, 1999) to
                                                            Year ended                   December 31,
                                                            December 31,      ----------------------------------
                                                                2000               1999                2000
                                                         -------------------------------------------------------
Revenues                                                   $     5,353,714    $             -    $     5,353,714

Operating expenses:
   Cost of revenues                                             14,460,935            706,081         15,167,016
   Sales and marketing                                          21,089,066          2,939,987         24,029,053
   Product and service development                              12,773,696          1,966,434         14,740,130
   General and administrative                                    6,828,090            509,814          7,337,904
   Purchased in-process research and development                 1,100,000            482,361          1,582,361
                                                         -------------------------------------------------------
Total operating expenses                                        56,251,787          6,604,677         62,856,464

Loss from operations                                           (50,898,073)        (6,604,677)       (57,502,750)

Interest income                                                  2,296,690            115,640          2,412,330
Interest expense                                                  (138,603)            (4,624)          (143,227)
                                                         -------------------------------------------------------
Net loss                                                       (48,739,986)        (6,493,661)       (55,233,647)

Accretion on redeemable convertible preferred stock             (5,715,499)                 -         (5,715,499)
                                                         -------------------------------------------------------
Net loss attributable to common stockholders               $   (54,455,485)   $    (6,493,661)   $   (60,949,146)
                                                         =======================================================

See accompanying notes.

                                Buzzsaw.com, Inc.
                          (a development stage company)
  Statement of Redeemable Convertible Preferred Stock and Stockholders' Deficit



                                                 Redeemable Convertible
                                                    Preferred Stock                 Common Stock
                                                ------------------------------------------------------
                                                    Shares        Amount         Shares        Amount
                                                ------------------------------------------------------
Balance at inception (August 19, 1999)                     -    $        -              -      $     -
Issuance of common stock to Autodesk for
   cash at $0.01 per share                                 -             -      5,000,000       50,000
Issuance of common stock in 1999 to
   founders for cash at $0.01 per share                    -             -      3,740,000       37,400
Issuance of common stock to advisors in
   1999 for cash at $0.10 per share                        -             -        645,000        6,450
Issuance of Series A redeemable convertible
   preferred stock to Autodesk for cash,
   property and equipment, and technology          5,000,000     1,228,550              -            -
Issuance of Series B redeemable convertible
   preferred stock at $3.00 per share for
   cash, net of issuance costs of $25,908          4,833,334    14,474,092              -            -
Issuance of Series B redeemable convertible
   preferred stock in connection with
   Convex acquisition at $3.00 per share             666,666     2,000,000              -            -
Issuance of stock options to nonemployees
   in exchange for services performed                      -             -              -            -
Net loss                                                   -             -              -            -
                                                ------------------------------------------------------
Balance at December 31, 1999                      10,500,000    17,702,642      9,385,000       93,850
Issuance of Series C and C-1 redeemable
   convertible preferred stock at $8.75 per
   share, net of issuance costs of $57,973         8,594,287    75,142,038              -            -
Issuance of common stock in connection with
   PageMasters, Inc. acquisition at $0.88
   per share                                               -             -        550,000        5,500
Repurchase of founders stock at $0.01 per
   share                                                   -             -        (61,979)        (620)
Issuance of common stock for software                      -             -              -        1,625
Issuance of stock awards to nonemployees in
   exchange for services performed                         -             -         40,000          400
Issuance of common stock upon exercise of
   options                                                 -             -        739,738        7,397
Accretion of redeemable convertible
   preferred stock                                         -     5,715,499              -            -
Net loss                                                   -             -              -            -
                                                ------------------------------------------------------
Balance at December 31, 2000                      19,094,287   $98,560,179     10,652,759     $108,152
                                                ======================================================

                                                     Stockholders' Equity
                                                ------------------------------------------------------

                                                                               Deficit
                                                                             Accumulated
                                                  Additional   Stockholder    During the       Total
                                                    Paid-In        Notes      Development  Stockholders'
                                                    Capital      Receivable      Stage         Deficit
                                                ---------------------------------------------------------
Balance at inception (August 19, 1999)               $     -      $      -     $        -    $       -
Issuance of common stock to Autodesk for
   cash at $0.01 per share                                 -             -              -        50,000
Issuance of common stock in 1999 to
   founders for cash at $0.01 per share                    -             -              -        37,400
Issuance of common stock to advisors in
   1999 for cash at $0.10 per share                   58,050             -              -        64,500
Issuance of Series A redeemable convertible
   preferred stock to Autodesk for cash,
   property and equipment, and technology                  -             -              -             -
Issuance of Series B redeemable convertible
   preferred stock at $3.00 per share for
   cash, net of issuance costs of $25,908                  -             -              -             -
Issuance of Series B redeemable convertible
   preferred stock in connection with
   Convex acquisition at $3.00 per share                   -             -              -             -
Issuance of stock options to nonemployees
   in exchange for services performed                    251             -              -           251
Net loss                                                   -             -     (6,493,661)   (6,493,661)
                                                -------------------------------------------------------
Balance at December 31, 1999                          58,301             -     (6,493,661)   (6,341,510)
Issuance of Series C and C-1 redeemable
   convertible preferred stock at $8.75 per
   share, net of issuance costs of $57,973                 -             -              -             -
Issuance of common stock in connection with
   PageMasters, Inc. acquisition at $0.88
   per share                                         478,500             -              -       484,000
Repurchase of founders stock at $0.01 per
   share                                                   -             -              -          (620)
Issuance of common stock for software                141,375             -              -       143,000
Issuance of stock awards to nonemployees in
   exchange for services performed                    54,674             -              -        55,074
Issuance of common stock upon exercise of
   options                                           214,524      (161,500)             -        60,421
Accretion of redeemable convertible
   preferred stock                                         -             -     (5,715,499)   (5,715,499)
Net loss                                                   -             -    (48,739,986)  (48,739,986)
                                                -------------------------------------------------------
Balance at December 31, 2000                        $947,374     $(161,500)  $(60,949,146) $(60,055,120)
                                                =======================================================

See accompanying notes.

                                Buzzsaw.com, Inc.
                          (a development stage company)
                            Statements of Cash Flows

                                                                                                Periods from inception
                                                                                                  (August 19, 1999) to
                                                                                 Year ended            December 31,
                                                                                 December 31,  ----------------------------
                                                                                     2000           1999          2000
                                                                                -------------------------------------------
Operating activities
Net loss                                                                         $(48,739,986)  $(6,493,661)   $(55,233,647)
Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation and amortization                                                    5,577,930        15,611       5,593,541
   Noncash expenses from stock and warrant issuance                                    55,074           251          55,325
   Purchased in-process research and development                                    1,100,000       482,361       1,582,361
   Changes in operating assets and liabilities:
     Accounts receivable, net                                                      (2,033,269)            -      (2,033,269)
     Prepaid expenses and other current assets                                       (336,729)      (78,477)       (415,206)
     Accounts payable and accrued liabilities                                       3,006,448     2,555,160       5,561,608
     Deferred revenue                                                               1,465,691             -       1,465,691
                                                                                -------------------------------------------
Net cash used in operating activities                                             (39,904,841)   (3,518,755)    (43,423,596)
                                                                                -------------------------------------------
Investing activities
Purchases of short-term investments                                                (7,910,039)            -      (7,910,039)
Maturities and sales of short-term investments                                      1,967,139             -       1,967,139
Purchase of property and equipment                                                (16,427,452)      (41,123)    (16,468,575)
Software development costs                                                         (3,863,869)            -      (3,863,869)
Other assets                                                                         (612,149)      (98,748)       (710,897)
Business combinations, net of cash acquired                                        (3,917,427)    1,517,639      (2,399,788)
                                                                                -------------------------------------------
Net cash provided by (used in) investing activities                               (30,763,797)    1,377,768     (29,386,029)
                                                                                -------------------------------------------

Financing activities
Proceeds from capital lease financing                                               4,689,399             -       4,689,399
Principal payments on capital lease obligations                                      (307,690)            -        (307,690)
Proceeds from issuance of common stock                                                 60,421       151,900         212,321
Proceeds from issuance of redeemable convertible preferred stock, net              75,142,038    15,474,092      90,616,130
Repurchase of common stock                                                               (620)            -            (620)
                                                                                -------------------------------------------
Net cash provided by financing activities                                          79,583,548    15,625,992      95,209,540
                                                                                -------------------------------------------

Net increase in cash and cash equivalents                                           8,914,910    13,485,005      22,399,915
Cash and cash equivalents at beginning of period                                   13,485,005             -               -
                                                                                -------------------------------------------
Cash and cash equivalents at end of period                                       $ 22,399,915   $13,485,005    $ 22,399,915
                                                                                ===========================================


Supplemental schedule of noncash investing and financing activities
Issuance of common stock in connection with PageMasters, Inc.
  acquisition                                                                    $    484,000   $         -    $    484,000
                                                                                ===========================================
Notes receivable received from stockholders in exchange for issuance of
   common stock                                                                  $    161,500   $         -    $    161,500
                                                                                ===========================================
Issuance of warrant to purchase common stock in exchange for software            $    143,000   $         -    $    143,000
                                                                                ===========================================
Issuance of preferred stock in exchange for property and equipment               $          -   $   228,550    $    228,550
                                                                                ===========================================

Supplemental disclosures of cash flow information
Cash paid during the year for interest                                           $      4,623   $    34,357    $     38,980
                                                                                ===========================================

See accompanying notes.

                               Buzzsaw.com, Inc.
                         (a development stage company)

                         Notes to Financial Statements

                               December 31, 2000

1. Summary of Significant Accounting Policies

Description of Business

Buzzsaw.com, Inc. (the Company) was incorporated in Delaware on August 19, 1999 as a wholly owned subsidiary of Autodesk, Inc. (Autodesk). The Company did not commence operations until October 1, 1999. On August 19, 1999, the Company authorized 100,000,000 shares of $0.01 par value common stock and issued 5,000,000 shares of its common stock to Autodesk for cash. On September 30, 1999, Autodesk provided cash, fixed assets, and transferred to Buzzsaw the license and technology used in the development of the Company's online workspace in exchange for 5,000,000 shares of the Company's Series A redeemable convertible preferred stock. The Company remained a majority owned subsidiary of Autodesk until December 27, 1999, at which time Autodesk's ownership interest fell below 50%.

The Company provides online collaboration, printing, and procurement services that connect project teams throughout the design, construction, and property management process.

Activity to date, with the exception of sales of ReproDesk software, has consisted principally of recruiting personnel, raising capital, performing research and development, and initial marketing and sales activity. Accordingly, the Company is classified as a development stage company.

Basis of Presentation

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As of December 31, 2000, the Company had an accumulated deficit of $60,949,146. Company management's planned operating expenses and capital expenditures for the year ended December 31, 2001 exceed current cash, cash equivalents, and short-term investments as of December 31, 2000. The Company will need to obtain additional financing to fund its operations and capital expenditures. This condition raises substantial doubt regarding the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty. As discussed in Note 10, on July 9, 2001, the Company signed a definitive agreement with Autodesk, subject to stockholder approval, whereby Autodesk will acquire the 60% equity interest in the Company it previously did not own. There can be no assurance that the Company's stockholders will approve the acquisition.

                               Buzzsaw.com, Inc.
                         (a development stage company)

                         Notes to Financial Statements

                               December 31, 2000

1. Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ materially from those estimates.

Revenue Recognition

The Company recognizes revenue from the sale of its ReproDesk software and related hardware, software training and support, and sales from its online workspace service.

The Company recognizes revenue from the sale of software and the related hardware, training, and support in accordance with the provisions of the American Institute of Certified Public Accountant's Statement of Position 97-2, "Software Revenue Recognition," as amended by Statement of Position 98-9. These standards generally require revenues from software arrangements involving multiple elements to be allocated to each element based on the relative fair values of the elements. The fair value of an element must be based on vendor-specific objective evidence of fair value. Revenue from software licenses and related hardware is recognized at the time evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, collection is probable, and no significant vendor obligations exist. Sales made through the Company's reseller do not include rights of return. Revenue from postcontract customer support is recognized ratably as the obligations are fulfilled.

Site revenue consists of online workspace services, which are recognized as the services are performed. The Company's online workspace services provide customers with the rights to access applications that enable them to manage, store, and collaborate on projects in a centralized secure location. The Company's customers do not have the right to take possession of the software at any time during the hosting agreement. Contracts for online workspace services include monthly or yearly subscription-based fees for a designated amount of storage space provided on the workspace. The fees are recognized as revenue ratably over the service period.

                               Buzzsaw.com, Inc.
                         (a development stage company)

                         Notes to Financial Statements

                               December 31, 2000



1. Summary of Significant Accounting Policies (continued)

Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (FAS 109). Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates that will be in effect when the differences are expected to reverse.

Cash and Cash Equivalents and Short-Term Investments

The Company considers all highly liquid investments purchased with maturities at the time of purchase of three months or less to be cash equivalents. Cash equivalents consist of commercial paper and money market deposits and their fair value approximates their cost at December 31, 2000 and 1999.

The Company accounts for its marketable investments under Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Management determines the appropriate classification of the securities at the time of purchase and re-evaluates such designation as of each balance sheet date. The Company has classified all investments as available-for-sale securities and they are carried at fair value, which approximates cost as of December 31, 2000 and 1999. Realized gains and losses and declines in value judged to be other-than-temporary on available-for-sale securities, if any, are included in interest income. The Company recognized realized gains of $414,140 from sales of marketable securities during the year ended December 31, 2000. The Company did not record any gains or losses on its investments at December 31, 1999. The cost of securities sold is based on the specific identification method.

The Company generally invests excess cash in commercial paper. These securities typically bear minimal risk.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Property and equipment are depreciated using the straight-line method over two to five years, the estimated useful life of the assets. Leasehold improvements are amortized over the lesser of the term of the lease or the estimated useful life of the asset.

                               Buzzsaw.com, Inc.
                         (a development stage company)

                         Notes to Financial Statements

                               December 31, 2000


1. Summary of Significant Accounting Policies (continued)

Software Development Costs

Costs of software developed internally for internal use are accounted for under the American Institute of Certified Public Accountants' Statement of Position No. 98-1, "Internal Use Software" (SOP 98-1), which the Company adopted on inception. In May 2000, the Emerging Issues Task Force (EITF) reached a consensus on Issue 00-2, "Accounting for Web Site Development Costs," and the Company adopted this consensus on July 1, 2000. This consensus requires that entities treat most Web site development as internal use software under SOP 98-1. Under these accounting pronouncements, the Company expenses costs of research, including predevelopment efforts related to determining technological or product alternatives, and costs incurred for training and maintenance. Software and Web site development costs, which include direct costs such as labor and contractors, are capitalized when it is probable that the project will be completed and the software or Web sites will be used as intended. Costs incurred for upgrades and enhancements to the Company's software or Web sites are capitalized when such efforts result in additional functionality. Capitalized software and Web site costs are amortized to expense over the two-year estimated useful life of the software or Web sites. During the year ended December 31, 2000, the Company capitalized a total of $4,006,869. Amortization of capitalized costs was $744,272 and $0 during the year ended December 31, 2000 and the period ended December 31, 1999, respectively.

Goodwill and Other Intangible Assets

Goodwill and other intangible assets resulted primarily from the acquisition of PageMasters, Inc. accounted for under the purchase method. Amortization of goodwill and other intangible assets is provided on the straight-line basis over the respective estimated useful lives of the assets of five years. Amortization expense related to goodwill and other intangible assets was $468,897 for the year ended December 31, 2000. The Company records impairment losses on intangible assets when events and circumstances indicate that such assets might be impaired and the estimated fair value of the asset is less than its recorded amount. Conditions that would trigger an impairment assessment include material adverse changes in operations or a decision to abandon products, services, or technologies. If such circumstances arise, the Company would use an estimate of the undiscounted value of expected future operating cash flows to determine whether the goodwill or intangibles are impaired. To date, no impairment losses have been recorded.

                               Buzzsaw.com, Inc.
                         (a development stage company)

                         Notes to Financial Statements

                               December 31, 2000


1. Summary of Significant Accounting Policies (continued)

Research and Development

Research and development expenditures are generally charged to operations as incurred. Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," requires the capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established upon the completion of a working model. Costs incurred by the Company between the completion of the working model and the point at which the product is ready for general release have been insignificant. Accordingly, the Company has charged all such costs to product and service development expense in the accompanying statements of operations.

Stock-Based Compensation

The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), and has adopted the disclosure only alternative of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (FAS 123).

Concentration of Credit Risk

The Company's concentration of credit risk consists principally of cash, cash equivalents, and short-term investments. The Company's investment policy restricts investments to high-credit quality investments. The Company is exposed to credit risk in the event of default by the financial institutions to the extent of the amount recorded on the balance sheet.

Approximately 93% of revenue recognized during the year ended December 31, 2000 represents sales of the Company's ReproDesk software to its sole reseller.

Comprehensive Loss

Comprehensive loss is comprised of net loss and other comprehensive income. Other comprehensive income includes certain changes in equity that are excluded from net income. To date, the Company has not had any significant transactions that are required to be reported in comprehensive loss other than the Company's net loss.

                               Buzzsaw.com, Inc.
                         (a development stage company)

                         Notes to Financial Statements

                               December 31, 2000

1. Summary of Significant Accounting Policies (continued)

Advertising Expense

All advertising costs are expensed as incurred. Advertising costs which are included in sales and marketing expense were $3,072,638 and $1,289,642 for the year ended December 31, 2000 and for the period ended December 31, 1999, respectively.

Recent Pronouncements

In March 2000, the Financial Accounting Standards Board (FASB) issued interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation - an interpretation of Accounting Principles Board (APB) Opinion No. 25" (FIN 44). FIN 44 clarifies the application of APB 25 and is effective July 1, 2000. The Company believes that the adoption of FIN 44 did not have a material effect on the Company's financial position or results of operations.

2. Business Combinations

PageMasters, Inc.

On March 27, 2000, the Company acquired the assets of PageMasters, Inc., a privately held company that provides software for engineering, printing, scanning, document processing, and document management for the reprography, architecture, engineering, and construction industries. The acquisition was accounted for as a purchase and, accordingly, the results of operations of PageMasters, Inc. subsequent to March 27, 2000 are included in the Company's statement of operations. The purchase price was $4,901,427, consisting of $4,235,397 in cash, 550,000 shares of common stock valued at $484,000, and $182,030 in direct acquisition costs. The purchase agreement further calls for contingent consideration of $9,250,000 in cash and 550,000 shares of common stock to be paid upon the achievement of certain technology milestones. The contingent consideration will be accounted for as compensation expense for services rendered. No technology milestones have been met at December 31, 2000.

                               Buzzsaw.com, Inc.
                         (a development stage company)

                         Notes to Financial Statements

                               December 31, 2000


2. Business Combinations (continued)

PageMasters, Inc. (continued)

The purchase price was allocated as follows:

   Cash                                       $  500,000
   Fixed assets                                  156,175
   Other assets                                   19,272
   Purchased technology                        2,100,000
   Goodwill                                    1,025,980
   In-process research and development         1,100,000
                                              ----------
   Total                                      $4,901,427
                                              ==========

The amounts allocated to goodwill and purchased technology are being amortized on a straight-line basis over five years from the date of acquisition.

Purchased in-process research and development consists of a single project, BlueSpot, to provide an online hosting service. BlueSpot was approximately 70% complete at the date of acquisition. Company management estimated the fair value of the purchased in-process research and development with the assistance of an independent appraiser. The Company estimated the revenues, costs, and resulting net cash flows from the project, and discounted the net cash flows back to their present value. The resultant value was then adjusted to reflect only the value creation effort of PageMasters, Inc. prior to the acquisition and further reduced by the estimated value of core technology, which was included in capitalized purchased technology.

In valuing the in-process technologies at the acquisition date, the Company used a discounted cash flow analysis based on projected net revenues, cost of revenues, operating expenses, and income taxes resulting from these technologies over an 8-year period. The projected financial results were based on expectations for PageMasters, Inc. on a stand-alone basis and excluded any special synergistic benefits that the Company expected to achieve after the acquisition.

                               Buzzsaw.com, Inc.
                         (a development stage company)

                         Notes to Financial Statements

                               December 31, 2000


2. Business Combinations (continued)

PageMasters, Inc. (continued)

The revenue projections for the developed technologies, which considered the release dates of new products, assumed a gradual decline. The revenue projections for the in-process research and development were based on expected trends in technology and expected timing of new product introductions. The Company expensed the calculated amounts allocated to in-process research and development at the consummation date because technological feasibility of the in-process technology had not been achieved and no alternative future uses had been established.

Convex Technologies

In November 1999, the Company acquired the assets of Convex Technologies (Convex), a privately held company engaged in the development of a Web-enabled bidding products for the construction industry. The purchase price was $2,000,000, consisting of 666,666 shares of the Company's Series B redeemable convertible preferred stock. The acquisition was accounted for as a purchase and, accordingly, the results of operations of Convex subsequent to November 1999 are included in the Company's statement of operations. The Company allocated the purchase price to $1,517,639 in cash acquired from Convex, and recorded $482,361 of in-process research and development.

Convex had only one employee, was generating no revenues, and had no customer base. As of the acquisition date, the only identified intangible asset was one significant research and development project, which was 50% complete. In valuing the in-process technologies with the assistance of an independent appraiser at the acquisition date, the Company used a discounted cash flow analysis based on projected net revenues, cost of revenues, operating expenses, and income taxes resulting from these technologies over a 3-year period. The projected financial results were based on expectations for Convex on a stand-alone basis and excluded any special synergistic benefits that the Company expected to achieve after the acquisition. The Company expensed the calculated amount of in-process research and development at the consummation date because technological feasibility of the in-process technology had not been achieved and no alternative future uses had been established.

                               Buzzsaw.com, Inc.
                         (a development stage company)

                         Notes to Financial Statements

                               December 31, 2000




3. Investments

The following is a summary of available-for-sale securities:

                                                                Cost and Fair Market Value
                                                                     at December 31,
                                                                  2000               1999
                                                          ----------------------------------------
   Commercial paper                                            $ 18,883,650        $          -
   Money market funds                                             6,490,217          11,464,877
                                                          ----------------------------------------
                                                               $ 25,373,867        $ 11,464,877
                                                          ========================================

   Reported as:
    Cash equivalents                                           $ 19,430,967        $ 11,464,877
    Short-term investments                                        5,942,900                   -
                                                          ----------------------------------------
                                                               $ 25,373,867        $ 11,464,877
                                                          ========================================

As of December 31, 2000 and 1999, all securities have a maturity of less than one year.

4. Property and Equipment

Property and equipment consists of the following:

                                                                       December 31,
                                                                  2000               1999
                                                          ----------------------------------------

   Computer equipment and software                             $ 13,792,438        $    259,673
   Furniture, fixtures, and equipment                             1,242,417              10,000
   Leasehold improvements                                         1,818,445                   -
                                                          ----------------------------------------
                                                                 16,853,300             269,673
   Less accumulated depreciation                                 (4,380,372)            (15,611)
                                                          ----------------------------------------
                                                               $ 12,472,928        $    254,062
                                                          ========================================


Included in property and equipment were assets acquired under capital lease obligations. Assets acquired under capital leases had a cost of $4,689,399 with related accumulated depreciation of $388,185 at December 31, 2000.

                               Buzzsaw.com, Inc.
                         (a development stage company)

                         Notes to Financial Statements

                               December 31, 2000

5. Commitments

Leases

The Company leases its facilities under operating leases. Future rental payments under noncancelable operating leases and capital leases with initial terms in excess of one year are as follows:

                                                                Capital             Operating
                                                                Leases                Leases
                                                          ----------------------------------------
   2001                                                        $  2,671,662        $  2,678,325
   2002                                                           2,292,739           2,725,124
   2003                                                                   -           2,707,371
   2004                                                                   -           1,954,244
   2005                                                                   -             586,464
   Thereafter                                                             -             299,141
                                                          ----------------------------------------
  Total minimum lease payments                                    4,964,401        $ 10,950,669
                                                                                ==================
  Less interest                                                    (582,692)
                                                          ---------------------
  Total principal amount                                          4,381,709
  Less current portion                                           (2,113,980)
                                                          ---------------------
  Long-term portion                                            $  2,267,729
                                                          =====================

Rent expense amounted to $2,705,046 and $97,848 for the year ended December 31, 2000 and for the period ended December 31, 1999, respectively.

6. Redeemable Convertible Preferred Stock

The Company is authorized to issue up to 19,604,286 shares of redeemable convertible preferred stock, issuable in series, with the rights and preferences of each designated series to be determined by the Company's board of directors.

                               Buzzsaw.com, Inc.
                         (a development stage company)

                         Notes to Financial Statements

                               December 31, 2000


6. Redeemable Convertible Preferred Stock (continued)

In September 1999, the Company issued 5,000,000 shares of Series A redeemable convertible preferred stock with a stated issue price of $1.00 per share and a par value of $0.01 per share to Autodesk in exchange for $1,000,000 in cash, the transfer of technology, and fixed assets with a net book value of $228,550. As there was no readily determinable fair value of the transferred technology, and Autodesk's historical cost basis in the technology was zero, no value was assigned to the technology.

In November 1999, the Company issued 4,333,334 shares of Series B redeemable convertible preferred stock for $3.00 per share, resulting in gross cash proceeds of $13,000,000 to the Company. In December 1999, the Company issued 500,000 shares of Series B redeemable convertible preferred stock at $3.00 per share to a certain investor, resulting in gross proceeds of $1,500,000 to the Company.

In March 2000, the Company issued 7,840,001 and 754,286 shares of Series C and C-1 redeemable convertible preferred stock, respectively, at $8.75 per share, resulting in gross cash proceeds of $75,200,011 to the Company. In connection with the issuance of Series C and C-1 redeemable convertible preferred stock, the Series A and B convertible preferred stock were modified to be redeemable. The redemption value for the Series A and B redeemable convertible preferred stock was retroactive to the respective issuance dates. At December 31, 1999 and 2000, the Series A, B, C, and C-1 preferred stock are classified as redeemable convertible preferred stock. The Series A, B, C, and C-1 redeemable convertible preferred stockholders are entitled to receive noncumulative dividends at the rate of $0.08, $0.24, $0.70, and $0.70 per share per annum if and when declared by the board of directors. No dividends have been declared to date as of December 31, 2000.

For as long as the shares of Series A, B, C, and C-1 redeemable convertible preferred stock remain outstanding, each holder could, at the option of the holder, after December 31, 2005 in three installments, require the Company to redeem a number of shares equal to one-third of the number of shares of Series A, B, C, and C-1 redeemable convertible preferred stock held by such holder as of the first installment. The shares are redeemable at the original issue price plus an additional 7% per annum, compounded annually through 2005, commencing on the date of issuance and any declared unpaid dividends on such shares. The carrying amounts of the Series A, B, C, and C-1 redeemable convertible preferred stock have been increased by periodic accretions so as to equal redemption amounts at the redemption dates.

                               Buzzsaw.com, Inc.
                         (a development stage company)

                         Notes to Financial Statements

                               December 31, 2000


6. Redeemable Convertible Preferred Stock (continued)

Redeemable convertible preferred stock at December 31, 2000 was as follows:

                                                Issued and Outstanding
                                                      Shares at                     Aggregate
                       Designated                    December 31,                   Liquidation
                                       ----------------------------------------
       Series             Shares              2000                1999              Preference
    -----------------------------------------------------------------------------------------------
         A                  5,000,000          5,000,000          5,000,000      $    5,000,000
         B                  5,500,000          5,500,000          5,500,000          16,500,000
         C                  8,350,000          7,840,001                  -          68,600,009
        C-1                   754,286            754,286                  -           6,600,003
                    ==============================================================================
                           19,604,286         19,094,287         10,500,000      $   96,700,012
                    ==============================================================================

The holders of each share of Series A, B, and C redeemable convertible preferred stock are entitled to one vote for each share of common stock into which such share is convertible.

Each share of Series A, B, and C redeemable convertible preferred stock is, at the option of the holder, convertible into one share of the Company's common stock, subject to adjustment under antidilution provisions as defined in the Company's Articles of Incorporation. Conversion is automatic upon the earlier of: (i) an underwritten public offering of the Company's common stock in which the aggregate proceeds are in excess of $40,000,000 and a per share price not less than $13.13, or (ii) upon the written consent of the holders of a majority of the outstanding shares of redeemable convertible preferred stock. The conversion rate of the Series A, B, and C redeemable convertible preferred stock is subject to adjustment in the event of, among other things, certain dilutive issuances of stock, business combinations, stock splits, and stock dividends. Each share of Series C-1 redeemable convertible preferred stock is convertible only upon an underwritten public offering of the Company's common stock in which the aggregate proceeds are in excess of $40,000,000 and a per share price not less than $13.13.

                               Buzzsaw.com, Inc.
                         (a development stage company)

                         Notes to Financial Statements

                               December 31, 2000


6. Redeemable Convertible Preferred Stock (continued)

Each holder of Series C and C-1 redeemable convertible preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Series A redeemable convertible preferred stock, Series B redeemable convertible preferred stock, and the common stock, the amount of the liquidation preference of each share plus an amount equal to all declared but unpaid dividends on such shares. If upon the occurrence of a liquidation event, the assets and funds available to be distributed among the holders of the redeemable convertible preferred stock are insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Company legally available for distribution to such holders shall be distributed first, among the holders of Series C and C-1 redeemable convertible preferred stockholders ratably based on the total preferential amount due to each redeemable convertible preferred stockholder. After payment has been made to the holders of Series C and C-1 redeemable convertible preferred stockholders, the holder of Series B redeemable convertible preferred stock will be entitled to receive, prior and in preference to any distribution to Series A redeemable convertible preferred and common stockholders, the remaining assets and funds ratably based on the total preferential amount due to each redeemable convertible preferred stockholder. After payment has been made to the holders of Series C and C-1 redeemable convertible preferred and Series B redeemable convertible preferred stockholders, the holder of Series A redeemable convertible preferred stock will be entitled to receive, prior and in preference to any distribution to common stockholders, the remaining assets and funds ratably based on the total preferential amount due to each redeemable convertible preferred stockholder. After payment has been made to the redeemable convertible preferred stockholders, the remaining assets of the Company available for distribution to stockholders shall be distributed ratably among the common stockholders, Series A redeemable convertible preferred stock, Series B redeemable convertible preferred stock, Series C redeemable convertible preferred stock, and the Series C-1 redeemable convertible preferred stockholders on an as-if-converted to common stock basis.

7. Stockholders' Deficit

Common Stock

At December 31, 2000, the Company is authorized to issue 100,000,000 shares of common stock. Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders of the Company.

                               Buzzsaw.com, Inc.
                         (a development stage company)

                         Notes to Financial Statements

                               December 31, 2000


7. Stockholders' Deficit (continued)

Common Stock (continued)

In August 1999, upon inception of the Company, 5,000,000 shares of the Company's common stock were issued to Autodesk for $50,000.

In August 1999, 3,740,000 shares of common stock were issued to the Company's founders in exchange for $37,400 under a restricted stock purchase agreement. The outstanding shares are subject to repurchase by the Company at the issuance price should the stockholders terminate employment with the Company. The repurchase option lapses over a 4-year period. At December 31, 2000 and 1999, 2,436,667 and 3,573,333 shares, respectively, were subject to repurchase.

In September 1999, 645,000 shares of common stock were issued to advisors of the Company in exchange for cash of $64,500. The price per share was considered to be the fair value of the common stock at the issuance date.

In connection with a facility lease signed in February 2000, the Company issued a warrant to purchase 20,000 shares of common stock at an exercise price of $0.30 per share. The warrants were valued at $9,250 using the Black-Scholes valuation model and are being recognized as rent expense over the term of the lease, or five years. The warrant had not been exercised as of December 31, 2000.

In March 2000, the Company issued warrants to consultants to purchase 1,224,600 shares of common stock at an exercise price of $0.30 per share in exchange for certain technology deliverables. All of the warrants will be earned upon the completion of certain performance criteria. The warrants have not been earned as of December 31, 2000 as the performance criteria have not been met.

In April 2000, the Company issued a fully vested warrant to purchase 162,500 shares of common stock in consideration for consulting and the development of software. The warrants were valued at $143,000 using the Black-Scholes valuation model. The amount was capitalized as the deliverables represented software acquired for internal use and is included in capitalized software. No shares were issued as of December 31, 2000.

                               Buzzsaw.com, Inc.
                         (a development stage company)

                         Notes to Financial Statements

                               December 31, 2000


7. Stockholders' Deficit (continued)

Stock Option Plan

In September 1999, the Company adopted the 1999 Stock Plan which provided for the issuance of options for up to 4,000,000 shares of the Company's common stock to qualified directors, employees, and consultants. During the year ended December 31, 2000, the board of directors authorized an additional 1,500,000 shares of common stock to be reserved for issuance under the plan. Under the plan, options to purchase common stock and restricted stock awards may be granted at no less than 85% of the fair value on the date of the grant (100% of fair value for incentive stock options and 110% of fair value in certain instances), as determined by the board of directors. Vesting and exercise provisions are determined by the board of directors at the time of grant. Options generally vest with respect to 25% of the shares one year after the options' vesting commencement date and the remainder ratably over the following three years. Options granted under the plan have a maximum term of 10 years. In September 2000, the 1999 Stock Plan was amended to provide for options to be exercised at any time and stock issued under the plan may be, as determined by the board of directors, subject to repurchase by the Company. This right of repurchase is at the sole option of the Company and generally lapses over the vesting term from the original date of issuance or grant.

In September 2000, the Company adopted the 2000 Stock Plan, which provides for the issuance of options for up to 1,000,000 shares of the Company's common stock to employees, nonemployee directors, and consultants. As this plan serves to succeed the 1999 Stock Plan, it contains the same provisions as the 1999 Stock Plan.

                               Buzzsaw.com, Inc.
                         (a development stage company)

                         Notes to Financial Statements

                               December 31, 2000


7. Stockholders' Equity (continued)

Stock Option Plan (continued)

Stock option activity under both the 1999 and 2000 Stock Plans is as follows:

                                                                           Weighted-
                                                                            Average
                                            Available        Options        Exercise
                                            for Grant      Outstanding        Price
                                       ----------------- -----------------------------
   Beginning authorized                       4,000,000               -         -
   Options granted                           (1,619,500)      1,619,500     $0.30
                                       ----------------- --------------
  Balance at December 31, 1999                2,380,500       1,619,500     $0.30
   Options authorized                         2,500,000               -         -
   Options granted                           (5,007,500)      5,007,500     $0.68
   Options exercised                                  -        (739,738)    $0.30
   Options canceled                           1,256,095      (1,256,095)    $0.52
                                       ----------------- --------------
  Balance at December 31, 2000                1,129,095       4,631,167     $0.65
                                       ================= ==============

The weighted-average fair value of all options granted during 2000 and 1999 was $0.20 and $0.08 per share, respectively.

The following table summarizes the information about stock options outstanding and exercisable as of December 31, 2000:

                                   Options Outstanding
                 ----------------------------------------------------
                                          Weighted-
                                           Average
                                          Remaining      Weighted-
     Exercise          Number            Contractual      Average
      Prices         Outstanding            Life       Exercise Price
---------------------------------------------------------------------
                                        (In years)

       $0.30          1,852,167            9.00            0.30
       $0.88          2,779,000            9.48            0.88
                   --------------
                      4,631,167            9.28            0.65
                   ==============

                                Buzzsaw.com, Inc.
                         (a development stage company)

                         Notes to Financial Statements

                               December 31, 2000


7. Stockholders' Equity (continued)

Stock Option Plan (continued)

All shares granted under the Plans are exercisable as of December 31, 2000, however; shares exercised but not vested are subject to repurchase by the Company at the issuance price. As of December 31, 2000, the Company had 580,917 shares of common stock outstanding subject to repurchase under the Plans. As of December 31, 1999, no shares were exercisable or were subject to repurchase under the Plans.

During the year ended December 31, 2000, the Company issued $161,500 of full recourse notes receivable to employees which bear interest at rates of 6.8% per annum in consideration for the exercise of stock options. The notes are collateralized by the underlying shares of common stock and mature on various dates through fiscal 2005.

Common stock reserved for future issuance was as follows:

                                                                        December 31,
                                                                    2000            1999
                                                          ----------------------------------------
   Stock options outstanding                                      4,631,167       1,619,500
   Stock options reserved for future grants                       1,129,095       2,380,500
   Warrants to purchase common stock                              1,407,100               -
   Conversion of redeemable convertible preferred stock          19,094,287      10,500,000
   Common stock for contingent consideration from
    PageMasters, Inc. acquisition                                   550,000               -
                                                          ----------------------------------------
   Total common stock reserved for future issuance               26,811,649      14,500,000
                                                          ========================================

Under the terms of the Company's Plans, from time to time, the Company issues options to purchase shares of common stock to nonemployees in exchange for services. The services will be provided over a period of time from the date of grant and the value of the services are based upon the fair value of the common stock as the services are provided. During the year ended December 31, 2000 and the period ended December 31, 1999, the Company issued options to purchase 244,383 and 40,000 shares of common stock, respectively, for services rendered. The fair value of the stock options granted was immaterial.

                               Buzzsaw.com, Inc.
                         (a development stage company)

                         Notes to Financial Statements

                               December 31, 2000


7. Stockholders' Equity (continued)

Fair Value Disclosure

The Company calculated the minimum fair value of each option grant on the date of grant using the minimum value pricing model as prescribed by FAS 123 with the following underlying assumptions:

                                                                   Year ended        Period ended
                                                                  December 31,       December 31,
                                                                     2000               1999
                                                          ----------------------------------------
   Stock option plans:
     Dividend yield                                                       -                   -
     Expected volatility                                               0.75                0.75
     Average risk-free interest rate                                      7%                6.5%
     Expected life (in years)                                             5                   5

Had the Company recorded compensation based on the estimated grant date fair value, as defined by FAS 123, for awards granted under its Plans, the Company's net loss would have been increased to the pro forma amounts as follows:

                                                               Year ended        Period ended
                                                              December 31,       December 31,
                                                                  2000               1999
                                                          ----------------------------------------
   Net loss attributable to common stockholders as
    reported                                                   $(54,455,485)        $(6,493,661)
   Pro forma net loss attributable to common
    stockholders                                               $(54,618,260)        $(6,508,659)

Because additional option grants are expected to be made each year, the above pro forma disclosures are not representative of pro forma effects of option grants on reported net income for future years.

                               Buzzsaw.com, Inc.
                         (a development stage company)

                         Notes to Financial Statements

                               December 31, 2000


8. Related Party Transactions

Service Arrangement

On October 1, 1999, Autodesk and the Company entered into certain service agreements whereby Autodesk provides the Company payroll related and other bookkeeping services for a fee. For such services, Autodesk billed the Company 100% of salary costs, approximately 30% for benefits and 100% of all other costs incurred. Furthermore, Autodesk charged an additional 10% of total amounts billed to compensate for administrative and other indirect costs incurred in supporting the personnel. The total amounts paid to Autodesk under the service agreement were $2,053,194 and $112,211 for the year ended December 31, 2000 and the period ended December 31, 1999, respectively.

9. Income Taxes

As of December 31, 2000 and 1999, the Company had deferred tax assets of approximately $24,508,000 and $3,002,000, respectively, consisting primarily of federal and state net operating losses, research, and other tax credits, and differences in book and tax depreciation and amortization. Realization of the deferred tax assets is dependent upon future taxable income, if any, the amount and timing of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. The net valuation allowance increased by approximately $21,506,000 and $3,002,000 during the year ended December 31, 2000 and the period ended December 31, 1999, respectively.

As of December 31, 2000, the Company had federal net operating loss carryforwards of approximately $49,000,000 which expire beginning in the year 2019 and state net operating loss carryforwards of $49,000,000 which begin to expire in 2007. The Company has approximately $957,000 in federal research tax credits that begin to expire in the year 2019 and approximately $747,000 of state research tax credits which may be carried forward indefinitely.

Utilization of the net operating loss carryforwards and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

                               Buzzsaw.com, Inc.
                         (a development stage company)

                         Notes to Financial Statements

                               December 31, 2000

10. Subsequent Events (Unaudited)

During the six months ended June 30, 2001, the Company made payments totaling $6,875,000 and issued 550,000 shares of the Company's common stock, pursuant to the earn-out provisions of the PageMasters, Inc. Purchase agreement.

On July 9, 2001, the Company signed a definitive agreement with Autodesk, subject to stockholder approval, whereby Autodesk would acquire the 60% equity interest in the Company that it did not previously own. The agreement calls for a cash payment of $15,000,000 to be paid to the Company's stockholders. Holders of Series B redeemable convertible preferred stock will receive cash in the amount of $0.4044 per share and holders of Series C and C-1 redeemable convertible preferred stock not held by Autodesk will receive cash in the amount of $1.9374 per share. Each outstanding share of the Company's common stock, all outstanding options to purchase the Company's common stock, and all other rights or warrants to acquire the Company's common stock shall be canceled and terminated and not be assumed by Autodesk. Each share of Series A redeemable convertible preferred stock, wholly owned by Autodesk, will also be canceled and extinguished and shall not receive any consideration.